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                                                                      EXHIBIT 11

                                  SPARTA, INC.

                  EXHIBIT TO CONSOLIDATED FINANCIAL STATEMENTS
                        COMPUTATION OF PER SHARE EARNINGS

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

                               Three months ended March 31
                             --------------------------------
                                1998                 1997
                             -----------         ------------
Basic EPS

   Net income                $ 1,220,000         $   825,000
   Less accretion               (450,000)           (330,000)
                             -----------         -----------
                             $   770,000         $   495,000
                             ===========         ===========

 Shares outstanding            5,632,277           5,717,201

 Per share amounts           $      0.14         $      0.09
                             ===========         ===========



 Dilutive Effect

   Net income                $ 1,220,000         $   825,000
   Less accretion               (450,000)           (330,000)
                             -----------         -----------
                             $   770,000         $   495,000

 Shares outstanding            5,632,277           5,717,201
 Stock options                   124,737              73,022
 Deferred Stock                   68,858              48,590
                             -----------         -----------
                               5,825,872           5,838,813

    Per share amounts        $      0.13         $      0.08
                             ===========         ===========
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